Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Shineco, Inc. (the “Company”) for the year ended June 30, 2020 of our report dated September 28, 2020 included in its Registration Statement on Form S-3 (No. 333-221711) relating to the financial statements and financial statement schedules for the two years ended June 30, 2020 listed in the accompanying index.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

September 28, 2020